Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CARLYLE PRIVATE EQUITY PARTNERS FUND, L.P.
The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del C. §§ 17-101 et seq., hereby certifies as follows:
FIRST. The name of the limited partnership formed hereby is Carlyle Private Equity Partners Fund, L.P. (the “Partnership”).
SECOND. The address of the Partnership’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name and address of the Partnership’s registered agent for service of process on the Partnership is The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.
THIRD. The name and mailing address of the sole general partner of the Partnership is as follows:

CPEP General Partner, L.P.
c/o The Carlyle Group
1001 Pennsylvania Avenue, N.W.
Suite 220 South
Washington, D.C. 20004-2505
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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Carlyle Private Equity Partners Fund, L.P., as of February 11, 2025.

CPEP General Partner, L.P., as general partner

By: CPEP GP, LLC, its general partner

By:	/s/ Jeremy W. Anderson
Name:	Jeremy W. Anderson
Title:	Authorized Person
[Signature Page – Carlyle Private Equity Partners Fund, L.P. – Certificate of Limited Partnership]